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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Glenayre Technologies, Inc. (Nos. 33-68766 and 333-81161) pertaining to the Employee Stock Purchase Plan, (Nos. 333-04635, 333-81155 and 333-37446) pertaining to the Glenayre 1996 Incentive Stock Plan, and (No. 333-38169) pertaining to the Open Development Corporation 1995 Stock Option Plan, the Open Development Corporation 1996 Stock Option Plan, and the Open Development Corporation 1996 Non-employee Director Stock Option Plan, of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
August 4, 2003


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